UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

IMAC Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT FOR THE

SPECIAL MEETING OF HOLDERS OF COMMON STOCK

IMAC HOLDINGS, INC.

This proxy statement supplement no. 2 (this “Proxy Supplement”) dated March 14, 2025 supplements the definitive proxy statement filed by IMAC Holdings, Inc. (“IMAC” or the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2025 as supplemented on March 3, 2025 (the “Proxy Statement”), and made available to the holders of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in connection with the solicitation of proxies by the Board of Directors of the Company in connection with a special meeting of stockholders scheduled to be held on March 26, 2025, at 11:00 a.m., central time, as a listen-only conference call by calling 1-877-407-3088 (toll free) (the “Special Meeting”).

SUPPLEMENTAL DISCLOSURE

On March 13, 2025, the Board of Directors of the Company approved an amendment of the Company’s Bylaws, effective immediately, to reduce the quorum needed for stockholders meetings to one-third (1/3) of the voting power of the Company’s outstanding shares of voting stock entitled to vote at a meeting of stockholders. The new quorum requirement was applied retroactively to the Special Meeting.

This Proxy Supplement supplements the Proxy Statement to reflect the new quorum requirement applicable to the Special Meeting. Accordingly, the Proxy Statement is hereby supplemented as follows:

The following text replaces, in its entirety, the question and answer on page 3 of the Proxy Statement, discussing how many votes must be present to hold the Special Meeting:

“How many votes must be present to hold the Special Meeting?

Your shares are counted as present at the Special Meeting if you attend the meeting and vote at the Special Meeting or if you properly return a proxy by mail. For us to conduct our meeting, one-third (1/3) of our outstanding shares of common stock as of the Record Date must be present at the meeting, in person or by proxy. This is referred to as a quorum. On the Record Date, we had 2,071,812 shares of common stock outstanding.”

GENERAL

All other items in the Proxy Statement remain unchanged and are incorporated herein by reference. In addition, this Supplement No. 2 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

IF YOU HAVE ALREADY SUBMITTED YOUR PROXY, YOU DO NOT NEED TO TAKE ANY ACTION UNLESS YOU WISH TO CHANGE YOUR VOTE.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Proxy Statement and Notice of Special Meeting are available online at www.IMAC.vote. This Proxy Supplement will also be posted online at www.IMAC.vote.

Dated: March 14, 2025